                                                                     Exhibit 3.3

               CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES

                               AND PRIVILEGES OF

                     SERIES B CONVERTIBLE PREFERRED STOCK

                                      OF

                               KERAVISION, INC.


Pursuant to Section 151 of the General Corporation Law of the State of Delaware

     We, Mark Fischer-Colbrie and Michael W. Hall, the Vice President, Finance and Administration and Chief Financial Officer and the Secretary, respectively, of KeraVision, Inc., a Delaware corporation (the "Corporation"), in accordance
                                                  -----------
with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the Board of Directors on June 9, 1998 adopted the following resolution creating a series of shares of Preferred Stock designated as Series B Convertible Preferred Stock:

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a Series of Preferred Stock, $0.001 par value, of the Corporation, to be designated "Series B Convertible Preferred Stock", initially consisting of Six Hundred and Sixty Two Thousand Five Hundred (662,500) shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series B Convertible Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as "Series B Participating Preferred Stock", par value $0.001 per share, and the number of shares constituting such series shall be Six Hundred Sixty Two Thousand and Five Hundred (662,500).

     Section 2.  Dividends and Distributions.  Subject to the rights of series
                 ---------------------------
of Preferred Stock which may from time to time come into existence, the holders of shares of Series B Convertible Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common
Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, payable on the last day of the Corporation's fiscal
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quarter in which any dividend is declared, when, as and if declared by the Board of Directors, at the rate of $2.24 per share (as adjusted for stock splits and combinations) per annum, payable, at the election of the Corporation, in either cash or shares of Series B Convertible Preferred Stock, the number of shares of which shall equal the amount of any such dividend divided by the product of (i) the average closing price of the Company's Common Stock on the Nasdaq National Market for each of the twenty (20) trading days prior to the declaration of such dividend multiplied by (ii) four (4). Such dividends shall accrue on each share from June 12, 1998 and shall accrue from day to day, whether or not earned or declared. Such dividends shall be paid as soon as practicable at the end of each quarter in either cash or shares of Series B Convertible Preferred Stock as described above. Without limiting the foregoing, such dividends shall be cumulative so that, if such dividends in respect of any current quarterly dividend period, at the annual rate specified above, shall not have been paid the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock.
Any accumulation of dividends on the Series B Convertible Preferred Stock shall not bear interest. Cumulative dividends with respect to a share of Series B Convertible Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock, subject to the rights of series of Preferred Stock which may from time to time come into existence, be paid to the extent assets are legally available therefor and any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor; any partial payment will be made pro rata among the holders of such shares. In the event that the holders of the Corporation's Common Stock are entitled to receive any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation), the holders of Series B Convertible Preferred Stock shall be entitled to receive such dividend as if the shares of Series B Convertible Preferred Stock had converted to Common Stock immediately prior to the declaration of such dividend.

     Section 3.  Liquidation and Merger Preference.
                 ---------------------------------

            (A)  Liquidation, Dissolution or Winding Up.  Upon any liquidation
                 --------------------------------------
(voluntary or otherwise), dissolution or winding up of the Corporation (a

"Liquidation"), no distribution shall be made to the holders of shares of stock
------------
ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Convertible Preferred Stock unless, prior thereto, the holders of shares of Series B Convertible Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon (the "Accrued Dividends"), whether or not declared, to the date of such
              -----------------
payment, plus an amount equal to $32 per share (as adjusted for stock splits and combinations) and, in the event such payment is made on or before June 12, 2000, an amount equal to $4.48 per share, less (i) the Accrued Dividends and (ii) dividends previously paid pursuant to Section 2 above (other than pursuant to the last sentence of Section 2), provided that, in the event of a Change in Control (as defined in Section 3(B)(i) below) in which the value of the consideration received by the holders of the Common Stock of the Corporation exceeds $16 per share (as adjusted for stock splits and combinations and as determined pursuant to Section 3(B)(ii) below), then the holders of Preferred Stock shall receive only the Accrued Dividends plus $32 per share (as adjusted for stock splits and combinations), and provided further that in the event the Corporation does not have sufficient assets, subject to the rights of series of Preferred Stock which may from time to time come into

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existence, the amount required to be paid under this Section 3 shall equal the value of the amount of available assets divided by the number of outstanding shares of Series B Convertible Preferred Stock (the "Series B Liquidation
                                                     --------------------
Preference").
----------

            (B)  Certain Acquisitions.
                 --------------------

                 (i)    Deemed Liquidation.  For purposes of this Section 3, a
                        ------------------
Liquidation shall be deemed to occur if the Corporation shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation or in which the stockholders of the Corporation immediately prior to such transaction or series of transactions own less than fifty percent (50%) of the Corporation's voting power immediately after such transaction or series of transactions (a "Change in
                                                                       ---------
Control").
-------

                 (ii)   Valuation of Consideration. In the event of a Change in
                        --------------------------
Control, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Corporation's Board of Directors. Notwithstanding the foregoing, any securities shall be valued as follows:

                        (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                                (1)     If traded on a securities exchange or
The Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                                (2)     If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                (3)     If there is no active public market, the
value shall be the fair market value thereof, as determined in good faith by the Corporation's Board of Directors.

                        (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 3(B)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Corporation's Board of Directors.

                 (iii)  Notice of Transaction.  The Corporation shall give each
                        ---------------------
holder of record of Series B Convertible Preferred Stock written notice of such impending transaction not later than ten business (10) days prior to the stockholders' meeting called to approve such transaction, or ten business (10) days prior to the closing of such transaction, whichever is earlier, and

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shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten business (10) days after the Corporation has given the first notice provided for herein or sooner than ten business (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                 (iv) Effect of Noncompliance.  In the event the requirements of
                      -----------------------
this Section 3(B) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series B Convertible Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the closing of the transaction.

     Section 4.  Conversion.  The holders of the Series B Convertible Preferred
                 ----------
Stock shall have conversion rights as follows (the "Conversion Rights"):
                                                    -----------------

          (A)   Right to Convert.  Subject to Section 4(C), each share of Series
                ----------------
B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $32.00 by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series B Convertible Preferred Stock shall be set as of the earlier of (i) June 12, 2000 (the "Anniversary Date"), upon written request by the holders of a majority of the outstanding Series B Convertible Preferred Stock on or before July 10, 2000, (ii) the date immediately preceding a Liquidation or Change of Control prior to the Anniversary Date as defined herein (the "Liquidation Date"), (iii) the date the holder thereof elects to convert such Series B Convertible Preferred Stock or
(iv) the date the Corporation elects to convert such Series B Convertible Preferred Stock pursuant to Section 4(B) below. The initial Conversion Price shall be the lower of (i) $8.00, or (ii) if the price is set as of the Anniversary Date or the Liquidation Date, the average closing price of shares of the Corporation's Common Stock on the Nasdaq National Market (or equivalent exchange) for each of the first five (5) and last five (5) trading days of the three (3) months immediately prior to such date, subject to adjustment as set forth in Section 4(D) without regard to whether the event giving rise to such adjustment occurs prior to or after the time at which the initial Conversion Price is set.

          (B)   Automatic Conversion.  Each share of Series B Convertible
                --------------------
Preferred Stock shall be converted, at the election of the Corporation, into shares of Common Stock at the Conversion Price at the time in effect for such share at any time after June 12, 2000, if at the time of such election the average closing price per share of the Corporation's Common Stock on the

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Nasdaq National Market (or equivalent exchange) for the immediately preceding twenty (20) consecutive trading days exceeds $16 per share (as adjusted for stock splits and combinations).

          (C)   Mechanics of Conversion.  Before any holder of Series B
                -----------------------
Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Convertible Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.
Such conversion shall be deemed to have been made immediately prior to the close of business (i) on the date of such surrender of the shares of such series of Preferred Stock to be converted or (ii) in case of a conversion pursuant to
Section 4(B), on the date the Corporation delivers notice of its intent to effect an automatic conversion pursuant to Section 4(B). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          (D)   Conversion Price Adjustments of Preferred Stock for Certain
                -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations.  The Conversion Price of the Series
-------------------------------------------
B Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

                (i)     Issuance of Additional Stock below Purchase Price.  If
                        -------------------------------------------------
the Corporation shall issue, after the date upon which any shares of Series B Convertible Preferred Stock were first issued (the "Purchase Date"), any
                                                    -------------
Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such Series B Convertible Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such Series B Convertible Preferred Stock in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(D)(i), unless otherwise provided in this Section 4(D)(i).

                        (A)     Adjustment Formula.  Whenever the Conversion
                                ------------------
Price is adjusted pursuant to this Section 4(D)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common")
                                                           ------------------
plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price then in effect for such series; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of Common Stock deemed issued pursuant to Section 4(D)(i)(E) below.

                        (B)     Definition of "Additional Stock".  For purposes
                                --------------------------------
of this Section 4(D)(i), "Additional Stock" shall mean any shares of Common
                          ----------------
Stock issued (or deemed
to have been issued pursuant to Section 4(D)(i)(E)) by the Corporation after the Purchase Date) other than

                                (1)     Common Stock issued pursuant to a
transaction described in Section 4(D)(iii) hereof,

                                (2)     Shares of Common Stock issuable or
issued to employees, consultants or directors of the Corporation directly or pursuant to stock option plans or restricted stock plans approved by the Board of Directors of the Corporation,

                                (3)     Capital stock, or options or warrants to
purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions,

                                (4)     Shares of Common Stock or Preferred
Stock issuable upon exercise of warrants outstanding as of Purchase Date,

                                (5)     Capital stock or warrants or options to
purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation, and

                                (6)     Shares of Common Stock issued or
issuable upon conversion of the Series B Convertible Preferred Stock.

                        (C)     No Fractional Adjustments.  No adjustment of the
                                -------------------------
Conversion Price for the Series B Convertible Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                        (D)    Determination of Consideration.  In the case of
                               ------------------------------
the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                        (E)     Deemed Issuances of Common Stock.  In the case
                                --------------------------------
of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(D)(i):

                                (1)     The aggregate maximum number of shares
of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(D)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                (2)     The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(D)(i)(D)).

                                (3)     In the event of any change in the number
of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B Convertible Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                (4)     Upon the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B Convertible Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                (5)     The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to Sections 4(D)(i)(E)(1) and

4(D)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(D)(i)(E)(3) or 4(D)(i)(E)(4).

                        (F) No Increased Conversion Price. Notwithstanding any other provisions of this Section 4(D)(i), except to the limited extent provided for in Sections 4(D)(i)(E)(3) and 4(D)(i)(E)(4), no adjustment of the Conversion Price pursuant to this Section 4(D)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                (ii)    Stock Splits and Dividends. In the event the Corporation
                        --------------------------
should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any
                            --------------------------
consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, unless the holders of Series B Convertible Preferred Stock receive a pro rata portion of such dividends on a basis as if they had converted immediately prior to such dividend, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(D)(i)(E).

                (iii) Reverse Stock Splits.  If the number of shares of Common
                      --------------------
Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (E)   Other Distributions.  In the event the Corporation shall declare
                -------------------
a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(D)(iii), then, in each such case for the purpose of this Section 4(E), the holders of Series B Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution on.

          (F)   Recapitalizations.  If at any time or from time to time there
                -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in
Section 3 or this Section 4) provision shall be made so that the holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable to what such holder would be entitled had the recapitalization not been effected.

          (G)   No Impairment.  The Corporation will not, by amendment of its
                -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

          (H)    No Fractional Shares and Certificate as to Adjustments.
                 ------------------------------------------------------

                 (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Convertible Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Convertible Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Convertible Preferred Stock pursuant to this
Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Conversion Price for the Series B Convertible Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series B Convertible Preferred Stock.

          (I)   Notices of Record Date.  In the event of any taking by the
                ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Convertible Preferred Stock, at least ten
(10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (J)   Reservation of Stock Issuable Upon Conversion.  The Corporation
                ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

          (K) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     Section 5. Redemption.
                ----------

          (A)   Redemption Date and Price.  Subject to the rights of series of
                -------------------------
Preferred Stock which may from time to time come into existence, at any time after June 12, 2003, but on a date (the "Redemption Date") within thirty (30)
                                         ---------------
days after receipt by the Corporation of a written request (a "Redemption
                                                               ----------
Election") from the holders of not less than a majority of the then outstanding
--------
Series B Convertible Preferred Stock that all or some of the shares of such series held by such holders be redeemed, the Corporation shall, to the extent it may lawfully do so, redeem the number of shares specified in the Redemption Election and any additional shares tendered pursuant to Section 5(B) below in accordance with the procedures set forth in this Section 5 by paying in cash therefor a sum per share equal to $32 per share of Series B Convertible Preferred Stock (as adjusted for stock splits and combinations) plus all accrued but unpaid dividends on such shares (the "Redemption Price").
                                          ----------------

          (B)   Procedure.  Subject to the rights of series of Preferred Stock
                ---------
which may from time to time come into existence, within fifteen (15) days following its receipt of the Redemption Election, the Corporation shall mail a written notice, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series B Convertible Preferred Stock at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares that such holder desires to be redeemed (the "Redemption
                                                                      ----------
Notice"). The Redemption Date shall be at least seven (7) days after the date of
------
mailing of the Redemption Notice. Any holder of Series B Convertible Preferred Stock who has not made a Redemption Election and who wishes to have some or all of its shares redeemed shall provide written notice to the Corporation on or before three (3) days prior to the Redemption Date, specifying the number of shares of Series B Convertible Preferred such holder wishes to be redeemed. Except as provided in Section 5(C), on or after the Redemption Date, each holder of Series B Convertible Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (C)   Effect of Redemption; Insufficient Funds.  From and after the
                ----------------------------------------
Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Convertible Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series B Convertible Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series B Convertible Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the total Redemption Price applicable to each such holder's shares of Series B Convertible Preferred Stock which are subject to redemption on such Redemption Date. The shares of Series B Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Convertible Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

     Section 6.  Voting Rights.  Except as otherwise expressly provided herein
                 -------------
or by law, the holder of each share of Series B Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Notwithstanding anything to the contrary contained herein, so long as 300,000 shares of Series B Convertible Preferred Stock remain outstanding (as adjusted for stock splits and combinations), the holders of a majority of the Series B Convertible Preferred Stock shall be entitled to elect one (1) member of the Board of Directors of the Corporation.

     Section 7.  Protective Provisions.  Subject to the rights of series of
                 ---------------------
Preferred Stock which may from time to time come into existence, so long as at least 30,000 shares of Series B Convertible Preferred Stock are outstanding (as adjusted for stock splits, stock dividends and combinations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Convertible Preferred Stock, voting together as a class:

          (A) alter or change the rights, preferences or privileges of the shares of Series B Convertible Preferred Stock so as to affect adversely the shares of such series;

          (B) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Convertible Preferred Stock;

          (C) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Series B Convertible Preferred Stock with respect to voting, dividends or conversion; or

          (D) reclassify the shares of Common Stock or any other shares of any class of capital stock hereafter created junior to the Series B Convertible Preferred Stock into shares of any class or series of capital stock (i) ranking either as to payment of dividends, distributions of assets or redemptions, prior to the Series B Convertible Preferred Stock, or (ii) which in any manner adversely affects the holders of Series B Convertible Preferred Stock.

     Section 8.  Reacquired Shares.  Any shares of Series B Convertible
                 -----------------
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 9.  Ranking.  The Series B Convertible Preferred Stock shall rank
                 -------
senior to the Corporation's Series A Preferred Stock, Common Stock and, unless the terms of any such class or series shall provide otherwise, all other classes of capital stock or series of the Corporation's Preferred Stock as to dividend rights, rights of liquidation, winding up or dissolution.

     Section 10.  Amendment.  This Certificate of Designation shall not be
                  ---------
amended without the affirmative vote of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 12th day of June, 1998.


                                      /s/Mark Fischer-Colbrie
                                      -----------------------
                                      Mark Fischer-Colbrie, Vice President,
                                      Finance and Administration and
                                      Chief Financial Officer


ATTEST:


       /s/Michael W. Hall
       ------------------
       Michael W. Hall, Secretary